EXHIBIT 99.1

1September 2011, Russell 2000 Small Cap Strategies Conference When is a Fad a Trend?  Growth Through Innovation

2  Statements made in this presentation regarding American Public Education, or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect“, "intend", "may", "should“, "will" and "would". These forward-looking statements include, without limitation, statements on the slides and statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended June 31, 2011 as filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  Safe Harbor Statement

3  Revenues In millions Net Course Registrations In thousands CAGR: 42% CAGR: 43% CAGR: 51% APUS is Leading the Way Net IncomeIn millions $198.0

4

Surveys Indicate A Positive Student Experience

APUS Seniors:
- 98% evaluated their experience as positive.[1]
- 96% say they would choose APUS again.[1]

APUS Alumni:
- 93% agreed or strongly agreed that AMU/APU met their overall expectations[2]
- Over 90% would recommend AMU/APU to family, friends or co-workers[2]
- 91% report they're currently employed full-time.[3]
- 65% agree their degree helped them obtain a promotion/job.[3]

Employers of APUS Alumni:
- 99% surveyed would hire another graduate from APUS.[4]
- 84% would recommend the university to employees.[4]
- 98% agree APUS grads possess field-specific academic skills.[4]

AMU/APU Graduates


5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
106
283
582
829
1,099
1,595
2,018
3,334
4,607
CAGR 60%
2002
2003
2004
2005
2006
2007
2008
2009
2010

Source:
(1)National Survey of Student Engagement (NSSE), 2009.
(2) American Public University System, 1-year Post-graduation Survey, July 2010.
(3) American Public University System, 3-year Post-graduation Survey, March 2009-July 2010.
(4) American Public University System, Alumni Employer Survey, March 2006-September 2010.


apei

AMERICAN PUBLIC EDUCATION, INC.

5Organic growth in students Other Placeholder:5Active Student CountsIn thousands Slide: 6 Student growth in “old” degrees vs. “new” degrees

6 Program Enrollments – Net Registered StudentsIn thousands*2011 net registered students as of 6/30/11Registration growth – “old” vs. “new” degrees

7  Program Enrollments – Net Course RegistrationsIn thousands*2011 net registrations as of 6/30/11  Registration growth - “old” vs. “new” degrees

8

Leading the Way - A Differentiated Value Proposition

- ✓ Most affordable tuition in peer group
- ✓ Unique brand with strong reputation
- ✓ Growing recognition for academic quality
- ✓ Transparent student outcomes
- ✓ Expanding civilian market opportunities
- ✓ Efficient online system (PAD)
- ✓ Unique, effective marketing model
- ✓ High referral rates
- ✓ Consultative approach to advising

APEI Registration Growth Rate vs. Enrollment Growth of Peers


50%
40%
30%
20%
10%
0%
2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11
American Public Education, Inc.
Peer Group Average

Source: Stifel Nicolaus and APEI Estimates
Peer Group: APOL, BPI, CPLA, CECO, COCO, DV, EDMC, LOPE, ESI, LINC, NAUH, STRA and UTI


apei

AMERICAN PUBLIC EDUCATION, INC.